Exhibit 3

NUMBER R-1	89,100 SHARES

8.625% NON-CUMULATIVE PREFERRED STOCK, SERIES 8,

OF

MERRILL LYNCH & CO., INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 59023V381

SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that THE BANK OF NEW YORK, as depositary, is the registered owner of EIGHTY NINE THOUSAND, ONE HUNDRED (89,100) SHARES fully paid and non-assessable shares of 8.625% Non-Cumulative Preferred Stock, Series 8, par value $1.00 per share, of Merrill Lynch & Co., Inc., a Delaware corporation (the “Corporation”), transferable upon the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This Certificate shall not be valid unless countersigned and registered by the Transfer Agent and Registrar.

Dated: April 29, 2008

MERRILL LYNCH & CO., INC.

By:	/s/ John A. Thain
John A. Thain Chairman of the Board and Chief Executive Officer

By:	/s/ Judith A. Witterschein
Judith A. Witterschein Secretary

Countersigned and Registered:

THE BANK OF NEW YORK, Transfer Agent and Registrar

By	/s/ Rafael Miranda
Authorized Officer

[REVERSE OF CERTIFICATE]

MERRILL LYNCH & CO., INC.

MERRILL LYNCH & CO., INC. WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH MERRILL LYNCH & CO., INC. IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF MERRILL LYNCH & CO., INC. OR TO THE TRANSFER AGENT.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Phrase Abbreviation	Equivalent	Phrase Abbreviation	Equivalent

JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Word Abbreviation	Equivalent	Word Abbreviation	Equivalent	Word Abbreviation	Equivalent

ADM	Administrator(s)	EST	Estate, of Estate of	PAR	Paragraph
	Administratrix	EX	Executor(s), Executrix	PL	Public Law
AGMT	Agreement	FBO	For the benefit of	TR	(As) trustee(s), for, of
ART	Article	FDN	Foundation	U	Under
CH	Chapter	GDN	Guardian(s)	UA	Under agreement
CUST	Custodian for	GDNSHP	Guardianship	UW	Under will of, Of will of,
DEC	Declaration	MIN	Minor(s)		Under last will & testament

For value received,                              hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                                                                                                       Shares of the capital stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint                                  Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.